UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 29, 2007

SENTRA CONSULTING CORP.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-140572 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Sentra Consulting Corp.
466 Central Avenue, Suite 200
Cedarhurst, NY 11516
(Address of principal executive offices)

(516) 301-3939
(Registrant's Telephone Number, Including Area Code)

_________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2007, Karat Platinum, LLC (“KP”) issued a promissory note to Sentra Consulting Corp. (the “Company”), in the original principal amount of $450,000. Pursuant to the terms of the Promissory Note executed by KP to the Company, the outstanding principal and accrued interest at the rate of 1.5% per month shall be due and payable September 26, 2007. In the event KP does not pay said amount when due, interest shall accrue on the outstanding principal amount at the rate of 2% per month thereafter. KP has the right to prepay the Notes without penalty or premium.

The Company has currently loaned KP an aggregate of $600,000 and may advance additional sums to KP. The loan was made in connection with the execution of the Letter of Intent, dated June 21, 2007, between KP and the Company.

For all the terms and conditions of the Note issued by KP to the Company, reference is hereby made to such note annexed hereto as Exhibit 10.5. All statements made herein concerning the foregoing are qualified by reference to said exhibit. For all the terms and conditions of the Letter of Intent between KP and the Company, reference is hereby made to the copy of such agreement annexed as Exhibit 10.4 to the Company’s Current Report, which was filed with the Securities and Exchange Commission on June 28, 2007. All statements made herein concerning the foregoing are qualified by reference to said exhibit.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of business acquired.       Not applicable
(b) Pro forma financial information.       Not applicable
(c) Exhibits

10.5	Promissory Note, dated June 29, 2007, between Sentra Consulting Corp. and Karat Platinum LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2007

SENTRA CONSULTING CORP.
(Registrant)

By:          /s/ Philip Septimus
Name:     Philip Septimus
Title:       President and Director
                        (Principal Executive, Financial, and
                        Accounting Officer)